Exhibit 5.1

September 8, 2008

SkyTerra Communications, Inc.

10802 Parkridge Boulevard

Reston, Virginia 20191

Re:	Registration Statement on Form S-8

of SkyTerra Communications, Inc.

Ladies and Gentlemen:

We have acted as special counsel to SkyTerra Communications, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (the “Registration Statement”) being filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof, relating to the registration by the Company of 12,743,811 shares (the “Shares”) (subject to adjustment in some circumstances) of the Company’s voting common stock, par value $0.01 per share (the “Common Stock”) issuable upon exercise of options (the “Options”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as currently in effect; (iii) the Amended and Restated By-Laws of the Company, as currently in effect; (iv) a specimen certificate representing the Common Stock; (v) the form of the exchange stock option agreement (the “Option Agreement”) incorporated by reference as exhibit 99.1 to the Registration Statement and (vi) certain resolutions of the Board of Directors of the Company relating to the Registration Statement and the transactions contemplated thereby, the Options, the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

SkyTerra Communications, Inc.

September 8, 2008

Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(a)	we have assumed that the Shares will be issued upon the exercise of Options in accordance with option agreements in the form of the Option Agreement;

(b)	we have assumed that the consideration received by the Company for each Share delivered pursuant to each such Option Agreement shall not be less than the exercise prices described in the Registration Statement; and

(c)	we have assumed that the registrar and transfer agent for the Common Stock will duly register such issuance and countersign the stock certificates evidencing such Shares and such stock certificates will conform to the specimen certificate examined by us.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company, and when the Shares have been issued and paid for pursuant to the terms of the applicable Option Agreement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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